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                                                                     Exhibit 4.1



WHEREAS, the Company is indebted to the law firm of Beckman, Millman & Sanders, LLP ("Beckman") for legal services rendered, and

FURTHER RESOLVED, that 100,000 shares be issued to Beckman for legal services rendered, and be it

FURTHER RESOLVED, that all of the above referenced shares of the Company's common stock be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission.